Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 17 to the Registration Statement (Form S-11 No. 333-160748) and related Prospectus of Steadfast Income REIT, Inc. for the registration of $1,650,000,000 in shares of its common stock and to the incorporation by reference therein of (i) our report dated March 27, 2013 with respect to the consolidated financial statements and schedule of Steadfast Income REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission, (ii) our reports dated March 9, 2012 with respect to the statement of revenues over certain operating expenses of the Prairie Walk Property, the Truman Farm Villas Property, the EBT Lofts Property, and the Windsor on the River Property for the year ended December 31, 2010, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (iii) our reports dated May 4, 2012 with respect to the statement of revenues over certain operating expenses of the Renaissance Property, the Spring Creek Property, and the Montclair Parc Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (iv) our reports dated August 9, 2012 with respect to the statement of revenues over certain operating expenses of the Sonoma Grande Property and the Estancia Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, (v) our reports dated December 14, 2012 with respect to the statement of revenues over certain operating expenses of the Hilliard Park Property and the Hilliard Summit Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission, and (vi) our reports dated March 8, 2013 with respect to the statement of revenues over certain operating expenses of the Hilliard Grand Property and the Forty 57 Property for the year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
October 15, 2013